News Release

Contact:	W. Michael Madden Senior Vice President & CFO (615) 872-4800	Tripp Sullivan Corporate Communications, Inc. (615) 324-7335

KIRKLAND’S REPORTS THIRD QUARTER 2012 RESULTS

NASHVILLE, Tenn. (November 20, 2012) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 39-week periods ended October 27, 2012.

Net sales for the 13 weeks ended October 27, 2012, was $96.7 million compared with $97.1 million for 13-week period ended October 29, 2011. Comparable store sales, including e-commerce, for the third quarter of fiscal 2012 decreased 4.7% compared with a decrease of 3.6% in the prior-year quarter. Kirkland’s opened 10 stores and closed 4 during the third quarter of 2012, bringing the total number of stores to 308 at quarter end.

Net sales for the 39-week period ended October 27, 2012, increased 1.5% to $285.5 million compared with $281.2 million for the 39-week period ended October 29, 2011. Comparable store sales, including e-commerce, for the 39 weeks ended October 27, 2012, decreased 3.2% compared with a decrease of 6.7% in the prior-year period. The Company opened 25 stores and closed 26 stores during the 39-week period.

The Company reported a net loss of $0.4 million, or $0.02 per diluted share, for the third quarter of fiscal 2012 compared with net income of $1.2 million, or $0.06 per diluted share, for the third quarter of fiscal 2011.

For the 39-week period ended October 27, 2012, the Company reported a net loss of $0.5 million, or $0.03 per diluted share, compared with net income of $3.9 million, or $0.19 per diluted share, for the 39-week period ended October 29, 2011.

Robert Alderson, Kirkland’s President and Chief Executive Officer, noted, “Overall results for the third quarter were in line with our previously issued guidance. We successfully implemented our merchandise management system as scheduled. Although our outlook remains conservative and somewhat cautious due to limited visibility less than a month into the quarter, we are focused on maximizing fourth quarter performance. As we approach fiscal 2013, our priorities for driving future sales and earnings results continue to be elevating our brand awareness, expanding our e-commerce business and improving our merchandising process and execution.”

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2501 McGavock Pike, Suite 1000 ¦ Nashville, Tennessee 37214 ¦ (615) 872-4800

KIRK Reports Third Quarter Fiscal 2012 Results

November 20, 2012

Fourth Quarter and Fiscal 2012 Outlook
Store Growth:
For the 14-week period ending February 2, 2013 (“the
fourth quarter”), the Company expects to open 17 new
stores and close approximately 2 stores. For fiscal 2012,
this represents 42 new store openings and 28 closings, a
unit increase of approximately 4.5% and a square footage
increase of approximately 10%.

Sales:
The Company expects total sales for the fourth quarter to
range between $160 million and $163 million, inclusive of
the additional week in the retail calendar this year.
This implies a comparable store sales decrease of 2% to
5% using a 13-week to 13-week comparison. Total sales
for fiscal 2012 are expected to be in the range of $445.5
million to $448.5 million, implying a comparable store
sales decrease of 3% to 4% on a 52-week to 52-week
comparative basis.

Earnings:
The Company expects earnings per share for the fourth
quarter to be in the range of $0.71 to $0.76, which would
equate to earnings per share for fiscal 2012 of $0.67 to
$0.72. The Company expects its effective tax rate for
fiscal 2012 to range between 38% and 38.5%.

Cash Flow:
Capital expenditures in fiscal 2012 are estimated to
range between $30 million and $32 million. Based on the
above assumptions, the Company expects to have
approximately $61 million to $64 million in cash and cash
equivalents at year-end fiscal 2012.

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call at 11:00 a.m. ET today to discuss the third quarter results. The number to call for the interactive teleconference is (212) 231-2919. A replay of the conference call will be available through Tuesday, November 27, 2012, by dialing (402) 977-9140 and entering the confirmation number, 21575900.

A live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website www.kirklands.com under Investor Relations or http://www.videonewswire.com/event.asp?id=90209 on November 20, 2012, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 313 stores in 33 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 12, 2012. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Third Quarter Results

November 20, 2012

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(numbers in thousands, except per share amounts)

	13 Week Period Ended
	October 27,	October 29,
	2012	2011
Net sales	$96,688	$97,071
Cost of sales	62,669	60,938

Gross profit	34,019	36,133
Operating expenses:
Operating expenses	31,643	31,295
Depreciation	3,122	2,914

Operating income (loss)	(746)	1,924
Other expense, net	19	4

Income (loss) before income taxes	(765)	1,920
Income tax provision (benefit)	(349)	673

Net income (loss)	$(416)	$1,247

Earnings (loss) per share:
Basic	$(0.02)	$0.06

Diluted	$(0.02)	$0.06

Shares used to calculate earnings (loss) per share:
Basic	17,067	19,918

Diluted	17,067	20,204

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KIRK Reports Third Quarter Results

November 20, 2012

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(numbers in thousands, except per share amounts)

	39 Week Period Ended
	October 27,	October 29,
	2012	2011
Net sales	$285,480	$281,175
Cost of sales	182,998	176,109

Gross profit	102,482	105,066
Operating expenses:
Operating expenses	94,668	89,728
Depreciation	9,342	8,888

Operating income (loss)	(1,528)	6,450
Other expense (income), net	38	(1)

Income (loss) before income taxes	(1,566)	6,451
Income tax provision (benefit)	(1,108)	2,514

Net income (loss)	$(458)	$3,937

Earnings (loss) per share:
Basic	$(0.03)	$0.20

Diluted	$(0.03)	$0.19

Shares used to calculate earnings (loss) per share:
Basic	17,602	19,930

Diluted	17,602	20,498

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KIRK Reports Third Quarter Results

November 20, 2012

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	October 27, 2012	January 28, 2012	October 29, 2011
ASSETS
Current assets:
Cash and cash equivalents	$34,339	$83,123	$60,343
Inventories, net	64,191	47,306	59,940
Income taxes receivable	4,479	—	2,664
Deferred income taxes	1,497	1,657	2,174
Other current assets	9,917	7,784	11,176

Total current assets	114,423	139,870	136,297
Property and equipment, net	76,004	60,315	58,366
Non-current deferred income taxes	803	1,108	2,412
Other assets	1,457	1,296	1,176

Total assets	$192,687	$202,589	$198,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,793	$21,592	$24,975
Income taxes payable	—	3,146	—
Other current liabilities	19,874	21,805	21,145

Total current liabilities	47,667	46,543	46,120
Deferred rent and other long-term liabilities	42,083	38,384	35,023

Total liabilities	89,750	84,927	81,143

Net shareholders’ equity	102,937	117,662	117,108

Total liabilities and shareholders’ equity	$192,687	$202,589	$198,251

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KIRK Reports Third Quarter Results

November 20, 2012

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	39 Week Period Ended
	October 27, 2012	October 29, 2011
Net cash provided by (used in):
Operating activities	$(7,430)	$(1,917)
Investing activities	(24,996)	(21,175)
Financing activities	(16,358)	(7,787)

Cash and cash equivalents:
Net decrease	(48,784)	(30,879)
Beginning of period	83,123	91,222

End of period	$34,339	$60,343

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